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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Frederick County Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FREDERICK COUNTY BANCORP, INC.
9 North Market Street
Frederick, Maryland 21701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held April 23, 2013

To the Shareholders of Frederick County Bancorp, Inc.:

        The Annual Meeting of Shareholders of Frederick County Bancorp, Inc. will be held at:

Dutch's Daughter
581 Himes Avenue
Frederick, Maryland

on April 23, 2013 at 7:00 p.m. for the following purposes:

  (1)
  To elect nine (9) directors to serve until their successors are duly elected and qualified.

  (2)
  To ratify the appointment of Stegman & Company as the Company's independent registered public accounting firm for the year ending December 31, 2013.

  (3)
  To vote on a non-binding advisory resolution approving the compensation of the Company's named executive officers.

  (4)
  To vote on a non-binding advisory resolution regarding the frequency of future advisory votes on executive compensation.

  (5)
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Shareholders of record as of the close of business on February 1, 2013 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors
FREDERICK COUNTY BANCORP, INC.
/s/ RAYMOND RAEDY Raymond Raedy Chairman of the Board & Secretary
Frederick, Maryland March 1, 2013

  Please sign, date and return your proxy promptly, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States in the enclosed envelope. If you attend the meeting, you may, if you desire, revoke your proxy and vote in person. If your shares are not registered in your name, you will need additional information from your recordholder in order to vote in person.

FREDERICK COUNTY BANCORP, INC.
9 North Market Street
Frederick, MD 21701

ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

        This proxy statement is being sent to shareholders of Frederick County Bancorp, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 7:00 p.m. on April 23, 2013 (the "Meeting"), and at any adjournment or postponement of the Meeting. The purposes of the Meeting are:

  (1)
  To elect nine (9) directors to serve until their successors are duly elected and qualified.

  (2)
  To ratify the appointment of Stegman & Company as the Company's independent registered public accounting firm for the year ending December 31, 2013.

  (3)
  To vote on a non-binding advisory resolution approving the compensation of the Company's named executive officers.

  (4)
  To vote on a non-binding advisory resolution regarding the frequency of future advisory votes on executive compensation.

  (5)
  To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

        The Meeting will be held at:

Dutch's Daughter
581 Himes Avenue
Frederick, Maryland

        This proxy statement and proxy card are being sent to shareholders of the Company on or about March 1, 2013. A copy of our Annual Report on Form 10-K for the year ended December 31, 2012, which includes our audited consolidated financial statements, also accompanies this proxy statement.

VOTING RIGHTS AND PROXIES

Voting Rights

        Only shareholders of record at the close of business on February 1, 2013 will be entitled to notice of and to vote at the Meeting or any adjournment or postponement of the Meeting. On that date, there were 1,508,574 shares of our common stock, par value $0.01 per share, outstanding, held by approximately 626 shareholders of record. The common stock is the only class of the Company's stock of which shares are outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of the shareholders. Shareholders do not have the right to cumulate votes in the election of directors. The presence at the Meeting, in person or by proxy, of not less than a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum.

Proxies

        Properly executed proxies which are received by the Company in time to be voted at the Meeting will be voted as specified by the shareholder giving the proxy. In the absence of specific instructions, proxies received will be voted FOR the election of the nominees for election as directors, FOR ratification of the appointment of the independent registered public accounting firm, FOR the non-binding advisory resolution approving the compensation of our named executive officers, and FOR holding future non-binding resolutions on the compensation of our executive officers every year. Management does not know of any matters other than those described in this proxy statement that will be brought before the Meeting. If other matters are properly brought before the Meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment. Under the rules of the New York Stock Exchange applicable to its member firms, such firms will not vote shares on the election of directors or the non-binding advisory votes on executive compensation unless they receive instructions from the beneficial owners of the shares they hold. If you hold your shares through a bank or broker, it is extremely important that you instruct your record holder how to vote your shares. The election of directors (even if not contested), and the advisory votes on executive compensation, are not considered "routine" matters. As such, your broker cannot vote your shares on these matters if you do not give instructions.

        The judges of election appointed by the Board of Directors for the Meeting will determine the presence of a quorum and will tabulate the votes cast at the Meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker or other nominee of shares held in "street name" advises the Company that it cannot vote on a matter because the beneficial owner has not provided voting instructions and it does not have discretionary voting authority on a particular matter, this is a "broker non-vote" with respect to that matter. Shares subject to broker non-votes will be counted as shares present or represented at the meeting for purposes of determining whether a quorum exists, however, such shares will not be considered as present or voted with respect to the matters on which the broker does not have the power to vote.

        Please sign, date, mark and promptly return the enclosed proxy in the postage paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the Meeting:

  •
  by granting a later proxy with respect to the same shares;

  •
  by sending written notice to Raymond Raedy, Chairman of the Board & Secretary of the Company, at the address noted above, at any time prior to the proxy being voted; or

  •
  by voting in person at the Meeting.

        Attendance at the Meeting will not, in itself, revoke a proxy. If your shares are held in the name of your bank or broker, you will need additional documentation to vote in person at the meeting. Please see the voting form provided by your recordholder for additional information regarding the voting of your shares.

        Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check the voting form or instructions provided by their recordholder to see which options are available. Shareholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that would be borne by the shareholder. To revoke a proxy previously submitted electronically, a shareholder may simply submit a new proxy at a later date before the taking of the vote at the Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 23, 2013. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2012 is also available online at http://www.cfpproxy.com/5525.

 VOTING SECURITIES AND PRINCIPAL HOLDERS

        The following table sets forth certain information as of February 1, 2013 concerning the number and percentage of shares of the Company's common stock beneficially owned by its directors, nominees for director, and executive officers for whom compensation information is included in this proxy statement, and by its directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly, the named person possesses sole voting and sole investment power with respect to all such shares, and none of such shares are pledged as security. Except as indicated below, the Company knows of no other person or persons, other than street name nominee owners, who, beneficially or of record, own in excess of five percent of the Company's common stock. Further, the Company is not aware of any arrangement, which at a subsequent date may result in a change of control of the Company.

Name	Age	Number of Shares Beneficially Owned(1)		Percentage of Class Beneficially Owned(2)
Directors
Ellis R. Barber	58	3,567	(3)	0.24%
Emil D. Bennett	66	42,800	(4)	2.83%
John N. Burdette	85	48,420	(5)	3.20%
Robert S. Carmack	59	1,225	(6)	0.08%
J. Denham Crum	67	30,000	(7)	1.98%
William S. Fout, Sr.	73	25,700	(8)	1.70%
Helen G. Hahn	76	6,500	(9)	0.43%
Martin S. Lapera	60	143,456	(10)	9.37%
9 North Market Street
Frederick, Maryland 21701
Kenneth G. McCombs	73	40,001	(11)	2.64%
Farhad Memarsadeghi	67	68,800	(12)	4.55%
Raymond Raedy	72	55,917	(13)	3.70%
Executive Officers
William R. Talley, Jr.	57	43,324	(14)	2.85%
All directors and executive officers as a group (12 persons)		509,910	(15)	32.21%

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock with respect to which he or she has sole or shared voting and/or investment power, including any shares which he or she has the right to acquire within 60 days. The table includes shares owned by spouses, other immediate family members, in trust, shares held in retirement accounts or retirement funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and investment power. Certain shares beneficially owned by the Company's directors and executive officers may be held in accounts with third party firms, where such shares may from time to time be subject to a security interest for margin credit provided in accordance with such firm's policies.

(2)
Based on 1,508,574 shares outstanding as of February 1, 2013, except with respect to persons holding options to acquire common stock exercisable within sixty days of that date, in which event represents percentage of shares issued and outstanding plus the number of such options held by such person, and all directors and officers as a group, which represents percentage of shares outstanding plus the number of such options held by all such persons as a group.

(3)
The shares attributed to Mr. Barber include 3,567 shares as to which Mr. Barber shares voting and investment power with his wife.

(4)
Included in the total shares owned by Mr. Bennett are options, currently exercisable, to purchase 5,000 shares of the Company's common stock.

(5)
The shares attributed to Mr. Burdette include 7,000 shares held in trust as to which he has voting and investment power. Also included in the total shares owned are options, currently exercisable, to purchase 6,000 shares of the Company's common stock.

(6)
The shares attributed to Mr. Carmack include 1,125 shares owned by a company that Mr. Carmack controls and over which he has voting and investment power.

(7)
The shares attributed to Mr. Crum include 16,000 shares as to which Mr. Crum shares voting and investment power with his wife, and 9,000 shares held in trust as to which Mr. Crum has voting and investment power. Also included in the total shares owned are options, currently exercisable, to purchase 5,000 shares of the Company's common stock.

(8)
The shares attributed to Mr. Fout include 3,500 shares as to which Mr. Fout shares voting and investment power with his wife and 2,000 shares owned by his wife as to which Mr. Fout disclaims beneficial ownership. Also included in the total shares owned are options, currently exercisable, to purchase 5,000 shares of the Company's common stock. Mr. Fout is not standing for re-election at the Meeting.

(9)
Included in the total shares owned by Mrs. Hahn are options, currently exercisable, to purchase 5,000 shares of the Company's common stock. Mrs. Hahn is not standing for re-election at the Meeting.

(10)
The shares attributed to Mr. Lapera include 75,000 shares as to which Mr. Lapera shares voting and investment power with his wife, 18,806 shares owned by Mr. Lapera's wife and 750 shares owned by Mr. Lapera's wife with their daughter. Mr. Lapera disclaims beneficial ownership of the shares held by his wife and by his wife with their daughter. Also included in the total shares owned are options, currently exercisable, to purchase 23,000 shares of the Company's common stock

(11)
The shares attributed to Mr. McCombs include 35,001 shares as to which Mr. McCombs shares voting and investment power with his wife. Also included in the total shares owned are options, currently exercisable, to purchase 5,000 shares of the Company's common stock.

(12)
The shares attributed to Mr. Memarsadeghi include 31,500 shares owned by Mr. Memarsadeghi's wife and 8,000 shares owned by his daughters, as to all of which Mr. Memarsadeghi disclaims beneficial ownership. Also included in the total shares owned are options, currently exercisable, to purchase 5,000 shares of the Company's common stock.

(13)
The shares attributed to Mr. Raedy include 31,944 shares as to which Mr. Raedy shares voting and investment powers with his wife and their sons and 1,697 shares owned by Mr. Raedy's wife, as to which Mr. Raedy disclaims beneficial ownership. Also included in the total shares owned are options, currently exercisable, to purchase 2,410 shares of the Company's common stock.

(14)
The shares attributed to Mr. Talley include 21,524 shares as to which Mr. Talley shares voting and investment power with his wife and 3,800 shares owned by Mr. Talley's wife. Also included in the total shares owned are options, currently exercisable, to purchase 12,250 shares of the Company's common stock.

(15)
Includes options, currently exercisable, to purchase an aggregate of 73,660 shares of common stock.

PROPOSAL 1—ELECTION OF DIRECTORS

        Nine (9) directors will be elected at the Meeting for a one-year period until the 2014 Annual Meeting of Shareholders and until their successors have been elected and qualified. Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein. Each of the nominees for election as director currently serves as a director. The term of service indicated below includes service as a director of Frederick County Bank (the "Bank") before the Company was established as the holding company for the Bank in 2003.

        The Board of Directors has determined that each director other than Mr. Lapera is an "independent director" as that term is defined in Rule 5605(a)(2) of The NASDAQ Stock Market (the "NASDAQ"). In making this determination, the Board of Directors was aware of and considered the loan and deposit relationships with directors and their related interests which the Company enters into in the ordinary course of its business, and the lease arrangements which are disclosed under "Transactions with Related Parties" in this proxy statement.

        Vote Required and Recommendation of the Board of Directors.    Nominees receiving a plurality of the votes cast at the Meeting in the election of directors will be elected as directors in the order of the number of votes received. The Board of Directors recommends that shareholders vote FOR each of the nominees to the Board of Directors.

Directors and Nominees for Election as Directors

        Set forth below is certain information concerning the directors of the Company each of whom, other than Mrs. Hahn and Mr. Fout, are nominees for election as a director of the Company. Except as otherwise indicated, the occupation listed has been such person's principal occupation for at least the last five years.

        Ellis R. Barber.    Mr. Barber is currently Vice President of Cindell Construction Co., Inc., a commercial contractor specializing in metal framing, heavy gauge framing, drywall, acoustical ceilings and carpentry work. Graduating from Damascus High School in 1973, Mr. Barber then entered a four year MECA (Metropolitan Electrical Contractors Association) apprenticeship program. Between 1971 and 1982 he worked for a number of construction-related companies where he gained broad experience in contracting. Mr. Barber subsequently started Cindell Construction in 1983. In 1998 he created another business, CCS, Inc., specializing in commercial maintenance, where he is the President. Mr. Barber is currently active in a number of professional associations. He is a member of both ABC (Associated Builders and Contractors) and AWCI (Association of the Wall and Ceiling Industry). An active community volunteer, Mr. Barber serves on the advisory board of Frederick Memorial Hospital. Mr. Barber's director qualifications include his management skills related the operation of his construction company and his personal and business contacts in the Frederick market. Mr. Barber joined the Board of Directors in July, 2012.

        Emil D. Bennett.    Mr. Bennett is currently President and owner of Rock Creek Realty, a full-service real estate firm headquartered in Thurmont, Maryland. Mr. Bennett is currently on the Board of Directors of Mt. Olivet Cemetery and Vice President of Lorelei II Condo Associates in Ocean City. He is very involved in the local community and the National Association of Realtors. Mr. Bennett's director qualifications include his tenure on the Company's board of directors since 2002, including director training on an annual basis.

        John N. Burdette.    Mr. Burdette is a principal in the Frederick, Maryland, law firm of Offutt, Horman, Burdette and May, P.A., where his practice concentrates on Federal tax law, estate planning, and probate administration. He joined Offutt, Horman & Burdette in 1983 following retirement as a Senior Executive from the Internal Revenue Service. Mr. Burdette received degrees in accounting and law from the University of Baltimore, and is a member of the Maryland Bar. He has served as a Director of several tax-exempt corporations; and is a member of the Rotary Club of Frederick. Mr. Burdette's director qualifications include his tenure on the Company's board of directors since inception in 2001, including director training on an annual basis.

        Robert S. Carmack.    Mr. Carmack is President and CEO of Carmack Insurance Group (formerly known as Stoffer-Sanner). He is a lifelong resident of Frederick County. Graduating from Frederick High School in 1972, Mr. Carmack studied Business at Frederick Community College before becoming a full time life insurance agent with the Prudential Insurance Company in 1974. In 1975, Mr. Carmack became a licensed life, property & casualty insurance agent with Stoffer-Sanner Insurance Agency. In 1980 Mr. Carmack became Vice-President with Stoffer-Sanner, and since 1996, has served as President and CEO of the Carmack Insurance Group. He has also served as President of the Frederick County Independent Agents Association and the Life Underwriters Association of Frederick County. He is a past President of the Montgomery Insurance Companies Agents Advisory Board and is a current member of the Insurance Agent & Brokers Association of PA, MD and DC and a life member of the Life Underwriters Training Council. An active community volunteer, Mr. Carmack has served on the boards of Gale House, American Cancer Society, United Way of Frederick County and the Cloverhill Swim Club. Mr. Carmack's director qualifications include his management skills related the operation of his insurance agency and his personal and business contacts in the Frederick market. Mr. Carmack joined the Board of Directors in May, 2012.

        J. Denham Crum.    Mr. Crum is Owner/Manager of Crumland Farms, LLC, Frederick, Maryland, a family business, which he joined in 1968. After graduating from Frederick High School, he attended Frederick Community College, and received his B.S. in Dairy Science from Iowa State University. Mr. Crum has been involved in many farm organizations, including the Farm Bureau, Capital Milk Producers, Maryland Virginia Milk Producers Coop, and the Holstein Freisian Council. His club memberships include the Rotary Club of Frederick, Frederick Jaycees (Director), Frederick Catoctin Club (Director), and Frederick Elks. Mr. Crum has served on the local and corporate boards of the Homewood Retirement Centers and has volunteered his time with the Frederick Community Foundation. He is a member of the Frederick County Planning Commission. He also has served on the Banner School Board, was active in the PTA of Monocacy Middle and Thomas Johnson High Schools, and has volunteered for many church youth activities. Mr. Crum's director qualifications include his tenure on the Company's board of directors since inception in 2001, including director training on an annual basis.

        William S. Fout, Sr.    Until 2007, Mr. Fout was the President of William S. Fout, Inc., Frederick, Maryland, a crane and rigging service, which he founded in 1973. He is a graduate of Frederick High School and of the Virginia Military Institute with a Bachelor of Science degree in Civil Engineering. Mr. Fout is a Fellow member of the American Society of Civil Engineers and is a registered engineer in both Maryland and Virginia. From 1969 through 1979, he served as the Frederick County Highway Engineer. Mr. Fout was a member of the Frederick County Planning Commission from 1983-1993, acting as chairman during 1993. He currently serves as President of the WSF Family LLLP and Hillmark Property LLC, two (2) local real estate investment entities. Mr. Fout's director qualifications include his tenure on the Company's board of directors since inception in 2001, including director training on an annual basis. Mr. Fout is not standing for re-election at the Meeting.

        Helen G. Hahn.    Mrs. Hahn has 35 years of banking experience in local community banking, starting her career as a courier with Frederick County National Bank and ultimately reaching the position of Senior Vice President of Operations with FCNB Bank before her retirement in 2001. She currently serves as Assistant Treasurer for the Evangelical Lutheran Church in Frederick. She is also a member of the Board of Directors of The Loats Foundation, which provides scholarship assistance to students attending area colleges and universities. Mrs. Hahn's involvement in the local community includes many years of service on the United Way's Allocation Committee. She is a member of the Evangelical Lutheran Church, where she is an active participant in the music ministry of the church. Mrs. Hahn resides in Frederick County. Mrs. Hahn, who has served on the Board of Directors since 2004, is not standing for re-election at the Meeting.

        Martin S. Lapera.    Mr. Lapera, a resident of Frederick County, Maryland, is President and Chief Executive Officer of the Company. Mr. Lapera was Executive Vice President of FCNB Corp, Frederick, Maryland, until its acquisition by BB&T Corporation in January 2001, and Executive Vice President, Chief Operating Officer and Chief Lending Officer of FCNB Bank, its $1.6 billion subsidiary, and Senior Vice President and Senior Credit Officer of the Potomac region of BB&T Bank (comprised primarily of Frederick County), until May 2001. Mr. Lapera has been served on the Company's board of directors since inception in 2001. Prior to joining FCNB Bank in 1985, Mr. Lapera was Vice President of First National Bank of Maryland. Mr. Lapera received a degree in Business from Towson State University and an MBA from the University of Baltimore.

        Kenneth G. McCombs.    Mr. McCombs is a 50% owner and President of Miscellaneous Metals, Inc., Frederick, Maryland, a steel fabrication and erection business with annual sales of approximately $14 million, which he co-founded in 1977. He attended the Columbia Technical School of Arlington, Virginia and the Washington School of Drafting, in Washington, DC. Mr. McCombs' director qualifications include his tenure on the Company's board of directors since inception in 2001, including director training on an annual basis.

        Farhad Memarsadeghi.    Mr. Memarsadeghi is currently Chief Executive Officer and owner of Admar Custom Homes, Inc., President of Memar Corp. (formerly Admar Construction, Inc.) and a general partner in several affiliated partnerships. Mr. Memarsadeghi moved to Maryland in 1979 and established Admar Construction, Inc. During the past 31 years, Mr. Memarsadeghi and his firms have developed several subdivisions and hundreds of residential units in and around Frederick and Washington Counties in Maryland. He graduated from Tehran University with a Master's Degree in Architecture. He is very involved in the local community, and is currently a member of the National Association of Home Builders. Mr. Memarsadeghi's director qualifications include his tenure on the Company's board of directors since 2002, including director training on an annual basis.

        Raymond Raedy.    Mr. Raedy was the primary organizer of the Bank. He is an investor and business owner. Since 1980, Mr. Raedy has owned several businesses. He currently is a partner in one pharmacy and owns a real estate investment firm. He is a graduate of the University of Notre Dame and the Washington College of Law at the American University. He is a member of the Maryland Bar, but has not engaged in the practice of law since 1983. Mr. Raedy has held positions at the American Enterprise Institute, the Republican National Committee, the Maryland Legislature, and the United States Senate in the Sergeant at Arms Office. He has been Counsel to the National Society of Public Accountants, the Health Insurance Association of America, the American Bankers Associations, and an insurance brokerage firm, Alexander & Alexander. Mr. Raedy has been a lector at his church and served as President of the Rotary Club of Frederick, Maryland. Mr. Raedy's director qualifications include his past service as a counsel to the American Bankers Association, his knowledge of banking practices and regulatory issues, and his tenure on the Company's board of directors since inception in 2001, including director training on an annual basis.

Executive Officers Who Are Not Directors

        Set forth below is certain information regarding Mr. Talley, the only executive officer of the Company who is not a director of the Company.

        William R. Talley, Jr.    Mr. Talley, Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company and the Bank since 2010, was previously Executive Vice President and Chief Financial Officer of the Bank. Prior to joining the Bank, he was Comptroller and Assistant Treasurer of FCNB Corp, Frederick, Maryland, until its acquisition by BB&T Corporation in January 2001, and Senior Vice President and Comptroller of FCNB Bank, its $1.6 billion subsidiary, until the merger of FCNB Bank into BB&T Bank in March 2001. He received his BS in Accounting from Mount Saint Mary's College and is a member of the American Institute of Certified Public Accountants. He is also the Treasurer and Chair of the Finance Committee for the Board of Trustees for the Frederick Community College Foundation, a member of the Investment Committee of the Board of Trustees for the Record Street Home for the Aged, former Treasurer of Rotary International District 7620 and a member of the Rotary Club of Carroll Creek.

Meetings, Committees and Procedures of the Board of Directors

        Meetings.    The Board of Directors of the Company met twelve (12) times during 2012. All members of the Board of Directors attended at least 75% of the meetings held by the Board of Directors and by all committees on which such member served during the 2012 fiscal year or any portion thereof.

        Audit Committee.    The Board of Directors has a standing Audit Committee. The Audit Committee assists the Board of Directors of the Company in exercising its fiduciary responsibilities for oversight of audit and related matters, including corporate accounting, internal controls and regulatory compliance. Its duties include: monitoring the Company's internal controls and procedures; recommending the selection of the independent registered public accounting firm; reviewing the scope of audits conducted by the independent registered public accounting firm, as well as the results of their audits; and reviewing policies relating to compliance with applicable banking and other laws. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is located on the Company's website at www.fcbmd.com. The Audit Committee is currently comprised of Messrs. Bennett (Chairman), Burdette, Carmack, Fout and Memarsadeghi. Each of the members of the Audit Committee is independent, as determined under NASDAQ Rule 5605(a)(2) and Rule 5605(c)(2)(A). During the 2012 fiscal year, the Audit Committee met six (6) times.

        The audit committee is also responsible for the pre-approval of all non-audit services provided by the Company's independent registered public accounting firm. Non-audit services are only provided by the Company's auditors to the extent permitted by law. Pre-approval is required unless a "de minimus" exception is met. To qualify for the "de minimus" exception, the aggregate amount of all such services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee.

        The Company does not currently have a director serving on the audit committee who it believes is an audit committee financial expert. It is the Company's desire to have its audit committee members to be not only independent, within the meaning of NASDAQ Rule 5605(c)(2)(A), but also to be free of any financial or other relationships with the Company which are permitted under that definition, other than service on the Board of Directors and committees, share ownership and ordinary course banking relationships. The Board of Directors does not currently have any members who would qualify as an audit committee financial expert, and who meets this additional standard. While the Company is not averse to having a person who qualifies as an audit committee financial expert serving on the audit committee, it does not intend to appoint a new director solely for this purpose if such person would not also have the other qualities necessary or desirable for a successful director.

        Nominating Committee.    The Board of Directors has a standing Corporate Governance and Compensation Committee which performs the functions of the nominating committee and recommends nominees for election as director to the Board of Directors. The committee is currently comprised of Mrs. Hahn and Messrs. Barber, Crum and McCombs (Chairman). All of the members of the Corporate Governance and Compensation Committee are independent directors within the meaning of NASDAQ Rule 5605(a)(2). The committee, which met six (6) times in 2012, does not have a charter.

        When the Board has determined that expansion of the Board or replacement of a director was necessary or appropriate, the Board reviews, through candidate interviews with members of the Board and management, consultation with the candidate's associates and through other means, a candidate's honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The Board reviews any special expertise, for example, expertise that qualifies a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience.

        The committee will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors. Candidates recommended by shareholders will be evaluated by reviewing, through candidate interviews with members of the Board and management, consultation with the candidate's associates and through other means, a candidate's honesty, integrity, reputation in and commitment to the community, judgment, personality, and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The committee would also review any special expertise, for example, expertise that qualifies a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience.

        The Board will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors. Shareholders who want to suggest a candidate for consideration should send a letter, addressed to:

    Chairman
    Corporate Governance and Compensation Committee
    Frederick County Bancorp, Inc.
    P.O. Box 1100
    Frederick, MD 21702-0100

        The letter must include the following: (1) a statement that the writer is a shareholder and is proposing a candidate for consideration; (2) the name and contact information for the candidate; (3) a statement of the candidate's business and educational experience; (4) information regarding the candidate's qualifications to be director; (5) information regarding any relationship or understanding between the proposing shareholder and the candidate; and (6) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected. Because of the limited resources of the Company and the limited occasion to seek additional directors, there is no assurance that: all shareholder proposed candidates will be fully considered, all candidates will be considered equally, or the proponent of any candidate or the proposed candidate will be contacted by the Chairman, and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders. Nominations must be received by November 1 to be considered for director elections to be held the following year. To date, the Company has not paid any fee to any third party to identify or evaluate, or to assist it in identifying or evaluating potential nominees.

        Compensation Committee.    The Corporate Governance and Compensation Committee performs the function of a compensation committee. The Committee is responsible for making recommendations to the Board of Directors regarding executive compensation, incentive compensation awards and plans, and stock based compensation awards and plans. Final determinations regarding executive officer compensation, stock based compensation awards, and incentive compensation awards are made by the independent members of the Board of Directors. The Board of Directors sets compensation levels for directors. To date, no compensation consultant has been engaged to assist the Committee or the Board of Directors in connection with establishing executive compensation.

        The Chief Executive Officer makes recommendations to the Committee regarding the level of compensation of the Chief Financial Officer. The Chief Executive Officer and Chief Financial Officer recommend performance targets for purposes of the Company's annual incentive payments.

        Board Leadership Structure and Risk Oversight Role.    The role of Chairman of the Board of Directors and President/Chief Executive Officer of the Company are not currently held by the same person. The Chairman of the Board is not involved in the day to day management of the Company or the Bank. He is considered as a liaison between management and the outside directors. The foregoing structure is not mandated by any provision of law or our articles of incorporation or bylaws, but the Board of Directors currently believes that this structure provides for an appropriate balance of authority between management and the Board. The Board of Directors reserves the right to establish a different structure in the future.

        The Board of Directors of the Company, all of the members of which are also members of the Board of Directors of the Bank, is actively involved in the Company's and Bank's risk oversight activities, through the work of numerous committees of the Company and Bank, and the policy approval function of the Board of Directors of the Bank.

        Compensation Committee Interlocks and Insider Participation.    No member of the Corporate Governance and Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Corporate Governance and Compensation Committee. Except for loans and deposit transactions in the ordinary course of business made on substantially the same terms, including interest rates and collateral, as those for comparable transactions with unaffiliated parties, and not presenting more than the normal risk of collectability or other unfavorable features, no member of the Corporate Governance and Compensation Committee or any of their related interests has any material interest in any transaction involving more than $120,000 to which the Company is a party.

        Shareholders Communications with Board.    Any shareholder is free to communicate in writing with the Board of Directors on matters pertaining to the Company by addressing their comments to:

    Chairman of the Board
    Frederick County Bancorp, Inc.
    P.O. Box 1100
    Frederick, MD 21702-0100

        Your letter must state you are a shareholder. The nature of the communication will determine to whom your letter will be forwarded. Based on the nature of the communication, there is no assurance that all communications will receive a response.

        Director Attendance at the Annual Meeting.    It is the policy of the Company that all directors should attend each annual meeting of shareholders. Nine (9) of the directors in office at the time of the 2012 annual meeting of shareholders attended that meeting.

Audit Committee Report

        The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board's oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company's audit process.

The Audit Committee has:

          (1)   reviewed and discussed with management the audited financial statements included in the Company's Annual Report on Form 10-K;

          (2)   discussed with Stegman & Company, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

          (3)   received the written disclosures and letter from Stegman & Company as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Stegman & Company its independence.

        Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012. The Audit Committee has also considered whether the amount and nature of non-audit services provided by Stegman & Company is compatible with the auditor's independence.

Members of the Audit Committee

Emil D. Bennett (Chairman)	John N. Burdette
Robert S. Carmack	Farhad Memarsadeghi
William S. Fout, Sr.

Directors' Compensation

        The following table sets forth information regarding compensation paid to, or earned by, non-employee directors of the Company during the fiscal year ended December 31, 2012 for service as members of the Company and Bank Boards of Directors. Members of the Board of Directors who are employees do not receive additional cash compensation for service on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2)	Stock Awards(1)(2)	All Other Compensation	Total ($)
Ellis Barber	$4,300	$—	$—	$—	$4,300
Emil D. Bennett	$13,100	$—	$—	$—	$13,100
John N. Burdette	$12,500	$—	$—	$—	$12,500
Robert S. Carmack	$8,200	$—	$—	$—	$8,200
J. Denham Crum	$11,900	$—	$—	$—	$11,900
William S. Fout, Sr.	$11,500	$—	$—	$—	$11,500
Helen G. Hahn	$12,100	$—	$—	$—	$12,100
Kenneth G. McCombs	$11,400	$—	$—	$—	$11,400
Farhad Memarsadeghi	$13,200	$—	$—	$—	$13,200
Raymond Raedy	$13,000	$—	$—	$—	$13,000

(1)
Represents the grant date fair value of awards of options (in the case of Option Awards) and awards of restricted stock or restricted stock units (in the case of Stock Awards). No stock based compensation was awarded to directors during 2012.

(2)
At December 31, 2012, the non-employee directors had outstanding option awards, vested and unvested, to purchase shares of common stock as follows: Mr. Barber—0; Mr. Bennett—5,000; Mr. Burdette—6,000; Mr. Carmack—0; Mr. Crum—5,000; Mr. Fout—5,000; Mrs. Hahn—5,000; Mr. McCombs—5,000; Mr. Memarsadeghi—5,000; Mr. Raedy—2,410. No awards of restricted stock or restricted stock units have been issued to directors to date.

        During 2012, the non-employee directors of the Bank received a retainer fee in the amount of $6,000, a fee of $400 for each monthly Board of Directors meeting and a fee of $100 for each committee meeting. The directors did not receive any additional compensation for the Company's Board of Directors or committee meetings. Directors may elect to defer receipt of director fees and bonus under the Frederick County Bank Executive and Director Deferral Compensation Plan, discussed below. To date, no director has deferred any amount.

        The fees paid for director board meetings and committee meetings are based on comparable amounts paid by other financial institutions in the Company's geographic market area. Bonuses, if any, are discretionary, and are based on the extent to which the Bank achieves annual performance objectives including net income and return on equity goals. The bonus pool is determined in the same manner as the employee plan and is distributed based on the percentage of board meetings attended by each director as compared to the total number of board meetings for the entire board of directors as a group. In 2012, no bonuses were paid to the Company's directors.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

        The following table sets forth a comprehensive overview of the compensation for Mr. Lapera, the President and CEO of the Company, and Mr. Talley, the EVP, CFO & COO of the Company, the only executive officers who received total salary and bonuses of $100,000 or more during the fiscal year ended December 31, 2012, referred to as our "named executive officers."

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	All Other Compensation		Total
Martin S. Lapera, Director	2012	$234,790	$—	$—	$26,394	$23,742	(3)	$284,926
President and Chief Executive Officer of the Company and the Bank	2011	$230,000	$—	$—	$—	$23,076	(4)	$253,076
William R Talley, Jr.,	2012	$179,656	$—	$—	$19,795	$17,835	(5)	$217,286
Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company and the Bank	2011	$176,000	$—	$—	$—	$15,085	(6)	$191,085

(1)
Amounts shown as bonus compensation accrue in the year indicated and are paid in the following year.

(2)
Represents the grant date fair value of awards of options (in the case of Option Awards) and awards of restricted stock or restricted stock units (in the case of Stock Awards). Stock based compensation awards for 2012 consisting of options to acquire 10,000 and 7,500 shares of the Company's common stock, were granted to Mr. Lapera and Mr. Talley, respectively. Please refer to note 10 to the Company's Consolidated Financial Statements for the year ended December 31, 2012 for a discussion of the assumptions used in calculating the grant date fair value.

(3)
Includes $9,559 in 401(k) matching contributions, $10,000 car allowance and $4,183 insurance premiums.

(4)
Includes $9,361 in 401(k) matching contributions, $10,000 car allowance and $3,716 insurance premiums.

(5)
Includes $7,583 in 401(k) matching contributions, $7,000 car allowance and $3,252 insurance premiums.

(6)
Includes $7,320 in 401(k) matching contributions, $5,000 car allowance, and $2,764 insurance premiums.

        During 2012, the Company granted stock options to the named executive officers. No shares of restricted stock or restricted stock units under the 2011 Stock Incentive Plan were awarded to the named executives in 2012. The Company does not maintain any non-equity incentive plans or compensation programs (other than discretionary bonuses), and does not maintain any defined benefit retirement plans. While the Company maintains a deferred compensation plan under which named executive officers may defer receipt of compensation, no amounts have been deferred under the 2001 Plan by any named executive officer, and as such, no executive officer received any income on any deferred compensation during 2012.

 Grants of Plan-Based Awards

        The following table presents information regarding awards made during 2012 to the named executive officers under the Company's 2011 Stock Incentive Plan. As of December 31, 2012, there were no shares of restricted stock or restricted stock units held by any named executive officer.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(1)
Martin S. Lapera	4/17/2012	10,000	$11.10	$26,394
William R. Talley, Jr.	4/17/2012	7,500	$11.10	$19,795

(1)
Please refer to Note 10 to the Company's Consolidated Financial Statements for the year ended December 31, 2012 for a discussion of the assumptions used in calculating the grant date fair value.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows the outstanding equity awards as of December 31, 2012 for the named executive officers.

Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Martin S. Lapera	20,000	(1)	—		—	$11.35	4/13/2020
	3,000	(2)	7,000	(2)	—	$11.10	4/17/2022
William R. Talley, Jr.	10,000	(3)	—		—	$11.35	4/13/2020
	2,250	(4)	5,250	(4)	—	$11.10	4/17/2022

(1)
Award of options to purchase 20,000 shares of common stock vested as follows: 30% upon grant, 30% upon first anniversary of grant and 40% upon second anniversary of grant.

(2)
Award of options to purchase 10,000 shares of common stock vested as follows: 30% upon grant, 30% upon first anniversary of grant and 40% upon second anniversary of grant.

(3)
Award of options to purchase 10,000 shares of common stock vested as follows: 30% upon grant, 30% upon first anniversary of grant and 40% upon second anniversary of grant.

(4)
Award of options to purchase 7,500 shares of common stock vested as follows: 30% upon grant, 30% upon first anniversary of grant and 40% upon second anniversary of grant.

        Base Salary.    Mr. Lapera's base salary increased in 2012 by 3.00% to $236,919. The base salary of the other named executive officer, William R. Talley, Jr., EVP, CFO and COO, also increased by 3.00%, to $181,280.

        Bonuses.    Bonuses are discretionary and are generally granted to named executive officers based on the extent to which the Bank achieves annual performance objectives as established by the Board of Directors. Bank performance objectives include net income and return on equity goals. Bonuses are accrued throughout the year and are generally paid before the end of January in the subsequent year.

        In 2012, there were no bonuses paid to the Company's named executive officers because the goals were not met.

        Stock Based Compensation.    The Company believes that the granting of options, along with the granting of shares of restricted stock and awards of restricted stock units, is the most appropriate form of long-term compensation to executive officers, since it believes that equity interests in the Company held by executive officers aligns the interests of shareholders and management. This approach is designed to provide incentives for the creation of shareholder value over the long term since the full benefit of this component of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. Stock option grants and awards of restricted stock or restricted stock units are discretionary and are limited by the terms and conditions of the Company's 2001 Stock Option Plan and 2011 Stock Incentive Plan.

        All Other Compensation.    All other compensation for the named executive officers includes 401(k) matching contributions, car allowances and insurance premiums. The 401(k) matching contributions for all eligible employees of the Company in 2012 and 2011 was 100% of the first 4% of compensation. The car allowance has been based on amounts paid by other companies for this benefit. The insurance premiums are for short-term disability, long-term disability, supplemental life insurance and split-dollar life insurance. These amounts for Mr. Lapera during 2012 are as follows: $9,559 in 401(k) matching contributions, $10,000 car allowance and $4,183 of insurance premiums. These amounts for Mr. Talley during 2012 are as follows: $7,583 in 401(k) matching contributions, $7,000 car allowance and $3,252 of insurance premiums.

Employment Agreements and Benefit Plans

        Employment Agreements.    Mr. Lapera has an employment agreement with the Company pursuant to which he serves as President and Chief Executive Officer of the Company. Mr. Lapera's agreement, as amended, runs until October 1, 2013. Under his agreement, Mr. Lapera is entitled to a current annual base salary of $236,919 during 2012. He is also entitled to $1,100,000 of Company paid life insurance (at standard rates), and participation in all other health, welfare, benefit, stock option and bonus plans, if any, generally available to officers or employees of the Company.

        Mr. Talley has an employment agreement with the Company pursuant to which he serves as Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company. Mr. Talley's agreement, as amended, runs until October 1, 2013. Under his agreement, Mr. Talley is entitled to a current annual base salary of $181,280 during 2012. He is also entitled to $900,000 of Company paid life insurance (at standard rates), and participation in all other health, welfare, benefit, stock option and bonus plans, if any, generally available to officers or employees of the Company.

        If either Mr. Lapera's or Mr. Talley's employment is terminated without cause for reasons other than death, disability or in connection with a change in control (as defined), they would be entitled to receive continued payment of base salary through the end of the term of their agreements, and continued car allowance, life insurance and health and disability insurance benefits for the remainder of the term, subject to their compliance with certain non-compete provisions of the employment agreements. If their employment were terminated under such circumstances as of December 31, 2012, their continued payments would be based on their current salaries of $236,919 and $181,280 for Mr. Lapera and Mr. Talley, respectively, and they would receive approximately $195,689 and $152,460, respectively. Under the non-compete provisions of the their agreements, following such a termination, Mr. Lapera and Mr. Talley have agreed that for 180 days after their last day of employment they will not, directly or indirectly, in any capacity render any services to a bank or savings and loan or a holding company of a bank or savings and loan with respect to any office, branch or other facility located within a thirty-five (35) mile radius of the Bank's headquarters, and will not induce or attempt to induce any person that has a business relationship with the Bank or any of its subsidiaries and affiliates to discontinue, terminate or reduce the extent of their relationship with the Bank or to take any action that would disrupt or otherwise be disadvantageous to any such relationship.

        In the event of termination of their employment, or material reduction in their compensation or position or responsibilities within 120 days after a change in control, or the voluntary termination of employment within the 30 day period following such 120 day period after a change in control, Mr. Lapera and Mr. Talley would be entitled to receive lump sum payments equal to 2.99 times their base salaries, plus health insurance premiums for a twelve month period following termination, subject to adjustment to avoid adverse tax consequences resulting from characterization of such amount for tax purposes as a "parachute payment." If Mr. Lapera and Mr. Talley were entitled to receive such payments as of December 31, 2012, Mr. Lapera would receive a lump sum payment of approximately $660,478, and Mr. Talley would be entitled to receive a lump sum payment of approximately $513,979.

        Employee Benefit Plans.    The Company provides a benefit program, which includes health and dental insurance, life and long term and short-term disability insurance, a 401(k) plan for substantially all full time employees, and an Executive and Director Deferred Compensation Plan. The Company also maintains the 2001 Stock Option Plan and the 2011 Stock Incentive Plan.

        401(k) Profit Sharing Plan.    The Company has a Section 401(k) profit sharing plan (the "401(k) Plan") covering employees meeting certain eligibility requirements as to minimum age and years of service. Employees may make voluntary contributions to the 401(k) Plan through payroll deductions on a pre-tax basis. The Company may make discretionary contributions to the 401(k) Plan based on the Company's earnings. The Company's contributions are subject to a vesting schedule (20 percent per year) requiring the completion of five years of service with the Company before these benefits are fully vested. A participant's account under the 401(k) Plan, together with investment earnings thereon, is normally distributable following retirement, death, disability or other termination of employment, in a single lump-sum payment. The Company made $126,000 in contributions to the 401(k) Plan in 2012.

        Deferred Compensation Plan.    On January 28, 2002, the Board of Directors of the Bank approved the Frederick County Bank Executive and Director Deferred Compensation Plan (the "Deferral Plan"). The Deferral Plan was effective January 1, 2002 for certain executive employees and directors of the Bank. The purpose of the Deferral Plan is to (1) allow participants an opportunity to elect to defer the receipt of compensation ("Participant Compensation Deferral"), and (2) provide a vehicle for the Bank to credit amounts on a tax deferred basis for employee participants ("Employer Contribution Credit"). Compensation eligible for deferral include base salary, bonuses and director fees. Employer Contribution Credits are subject to various vesting restrictions and are available solely to Plan participants who are employees of the Bank. The Deferral Plan is intended to be a "top hat" plan under various provisions of the Employee Retirement Income Security Act of 1974, as amended.

        Each Deferral Plan participant's account will be adjusted for credited interest or increases or decreases in the realizable net asset value, as applicable, of the designated deemed investments. Benefit payments under the Deferral Plan, which in the aggregate equal the participant's vested account balance, will be paid in a lump sum or in five or ten substantially equal, annual installments, commencing on the date or dates selected by the participants. There were no amounts deferred by any director or named executive officer, or any Employer Contribution Credits awarded in 2012.

        Stock Based Compensation Plans.    The Company maintains the 2001 Stock Option Plan, adopted by shareholders at the 2002 annual meeting and the 2011 Stock Incentive Plan, adopted by shareholders at the 2011 annual meeting (the "Stock Plans"), to attract, retain, and motivate key officers and directors of the Company by providing them with a stake in the success of the Company as measured by the value of its shares.

        The Stock Plans are administered by a committee (the "Committee"), appointed by the Board of Directors, consisting of not less than three (3) members of the Board who are not employees. The Corporate Governance and Compensation Committee performs the functions of the Committee under the Stock Plans. In the absence at any time of a duly appointed Committee, the Stock Plans will be administered by the full Board of Directors.

        The purpose of the Stock Plans is to advance the interests of the Company by providing directors and selected key employees of the Company with the opportunity to acquire shares of common stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and key employees of the Company and any affiliate to promote the success of the business as measured by the value of its shares, and to increase the commonality of interests among directors, key employees and other shareholders.

        Under the Stock Plans, 352,840 shares of common stock are reserved for issuance upon the exercise of Options (as hereinafter defined) granted under the Stock Plans, or awards of restricted stock or restricted stock units awarded under the 2011 Stock Incentive Plan. As of December 31, 2012, the Company had Options for the purchase of 152,840 shares of common stock issued and outstanding under the Stock Plans. No shares of restricted stock or restricted stock units had been awarded as of December 31, 2012. As of the date hereof, 200,000 shares of common stock remain available for awards pursuant to the 2011 Stock Incentive Plan. No further awards may be made under the 2001 Stock Option Plan.

        Under the Stock Plans, the Committee may grant incentive stock options ("ISOs") or non-incentive stock options ("Non-ISOs") to such key employees as the Committee may designate, and may grant Non-ISOs to directors of the Company. ISOs and Non-ISOs are collectively referred to as "Options." Under the 2011 Stock Incentive Plan, the Committee may grant shares of restricted stock or restricted stock units to employees and directors. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the Committee will adjust both the number and kind of shares of stock as to which Options or other awards may be granted under the Stock Plans, the affected terms of all outstanding awards, and the aggregate number of shares of common stock remaining available for grant under the Stock Plans. If any award expires, becomes unexercisable or is forfeited for any reason without having been exercised or becoming vested in full, the shares of common stock subject to such awards will be available for the grant of additional awards unless the Stock Plans have expired or otherwise been terminated.

        The exercise price of Options may not be less than 100% of the fair market value of the common stock on the date of grant. In the case of an optionee who owns more than 10% of the outstanding common stock on the date of grant, the option price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the common stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all plans of the Company) exceeds $100,000, the Options will be treated as Non-ISOs, and not as ISOs. A Participant may, under the Option Plans, receive additional options notwithstanding the earlier grant of options and regardless of their having been exercised, expired, or surrendered.

        No further awards may be made under the 2001 Stock Option Plan, although outstanding Options under that plan will remain in effect until their exercise or termination. The 2011 Stock Incentive Plan has a term of 10 years from April 13, 2011, its effective date, after which date no further awards may be made. The maximum term for an Option is 10 years from its date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the common stock on the date of grant.

TRANSACTIONS WITH RELATED PARTIES

        During the past two fiscal years, the Company has had, and the Company expects to have in the future, banking transactions in the ordinary course of business with its directors and officers, and other related parties. These transactions have been made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with unaffiliated parties. The extensions of credit to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2012 and 2011, loans to directors and officers and their related parties, including loans guaranteed by such persons, aggregated $8.45 million and $3.44 million, respectively, which represented approximately 32.18% and 13.52% of shareholders' equity, respectively. None of these loans or other extensions of credit are disclosed as nonaccrual, past due, restructured or potential problem loans.

        The Company entered into a new lease in July 2011 for approximately 10,521 square feet of office space owned by a limited liability company of which Messrs. Burdette, Lapera and Raedy are members. The lease term commenced on July 11, 2011 and will expire on July 10, 2016. Under this lease, monthly payments for the period July 11, 2012 to July 10, 2013 are $14,583. The Company believes that the lease is on terms which are at least as favorable to the Company as could be obtained in a transaction with an unaffiliated third party.

        Under the Company's Corporate Governance policy, the Corporate Governance and Compensation Committee is required to review all related party transactions, excluding insider loans, which are approved by the full Board of Directors, and with any interested director not participating in the approval process, for potential conflicts of interest. All related party transactions relationships must be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arms' length. To the extent such transactions are ongoing business relationships with the Company, such transactions are reviewed annually. Related party transactions are those involving the Company and the Bank, which are required to be disclosed pursuant to SEC Regulation S-K, Item 404.

        The Company maintains written policies and procedures to strictly control all loans to insiders in accordance with Federal law (Regulation O). Insiders include any executive officer, director, or principal stockholder and entities which such persons control. All loans and commitments to make loans to such persons by the Bank were made in the normal course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than a normal risk of collectability or present other unfavorable features.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Stegman & Company ("Stegman") as the Company's independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2013. The Company has been advised by Stegman that neither that firm nor any of its associates has any relationship with the Company, other than the usual relationship that exists between independent accountants and clients. Stegman audited the financial statements of the Company for the year ended December 31, 2012. Representatives of Stegman are expected to be present at the meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.

Services provided to the Company and its subsidiaries by Stegman in 2012 are described under "Fees Paid to Independent Accounting Firm" below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee and under the caption "Election of Directors—Meetings, Committees and Procedures of the Board of Directors."

        The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Stegman as the Company's independent registered public accounting firm. The affirmative vote of a majority of votes cast on the proposal is required for adoption of the ratification of the appointment of the independent registered public accounting firm. If the shareholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain Stegman, and may retain Stegman or another firm, without resubmitting the matter to shareholders.

Fees Paid to Independent Accounting Firm

        The following table presents fees for professional services rendered by Stegman for the audit of the Company's annual consolidated financial statements for the years ended December 31, 2012 and 2011 and fees billed for other services rendered by Stegman. Except as set forth below, Stegman did not bill the Company for any other products or services during the years presented.

	2012	2011
Audit Fees(1)	$72,618	$70,839
Audit-Related Fees(2)	$—	$—
Tax Services(3)	$6,240	$6,000

(1)
Audit fees consist of fees for professional services rendered for the audit of the Company's consolidated financial statements and review of consolidated financial statements included in the Company's quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees are fees for professional services rendered for technical accounting consulting and research.

(3)
Tax services fees consist of compliance fees for the preparation of federal and state tax returns.

        None of the engagements of Stegman to provide services other than audit services was made pursuant to the "de minimus" exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission and the Company's audit committee charter.

 PROPOSAL 3—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Section 14A of the Securities Act of 1934, added as Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules of the Securities and Exchange Commission adopted thereunder ("Section 14A"), requires that not less than once every three years, a separate, advisory, shareholder resolution to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, must be included in the Company's proxy materials for the annual meeting. As a result, the Company is providing shareholders with the opportunity to cast a non-binding advisory vote at the Meeting to approve the compensation of the Company's executives. This proposal, commonly known as a "Say-on-Pay" proposal, gives shareholders the opportunity to endorse or not endorse our executive pay program through the following resolution:

          RESOLVED, that the shareholders approve the compensation of the Company's named executive officers, as disclosed in this proxy statement for the 2013 Annual Meeting pursuant to the rules of the Securities and Exchange Commission, which disclosure includes the tabular disclosure regarding named executive officer compensation and the accompanying narratives.

        Because this vote is advisory, it will not be binding upon the Board of Directors. However, the Corporate Governance and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Under Section 14A, the vote may not be construed as overruling a decision by the Company or the Board of Directors, changing or implying any change in the fiduciary duties of the Company or the Board of Directors; or creating or implying any additional fiduciary duty of the Company or the Board of Directors.

        Shareholders are encouraged to read the section of this proxy statement titled "Executive Compensation," including the tabular disclosure regarding named executive officer compensation, together with the accompanying narrative disclosure.

        Vote Required and Recommendation of the Board of Directors.    The affirmative vote of a majority of the votes cast at the meeting on the proposal is required for the approval of this resolution. It is expected that all of the shares of the common stock entitled to vote on the proposal over which directors of the Company exercise voting power will be voted for the proposal. We believe our compensation policies are strongly aligned with the long-term interests of the Company and its shareholders. As such, the Board of Directors recommends that shareholders vote FOR approval of this non-binding advisory resolution.

PROPOSAL 4—NON-BINDING ADVISORY VOTE REGARDING FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION

        Pursuant to Section 14A, the Company is also providing shareholders with the opportunity to cast a non-binding advisory vote at the Meeting on whether a non-binding advisory shareholder resolution to approve the compensation of the Company's named executive officers (the "Say-on-Pay" advisory vote in Proposal 3 above) should occur every year, every two years or every three years. The Company is required to present this issue to shareholders not less than once every six years.

        Shareholders should mark their proxy cards or voting forms to indicate whether they want Say-on-Pay votes to occur every year, every two years or every three years, or if they wish to abstain.

        After careful consideration, the Board of Directors recommends that future shareholder "Say-on-Pay" advisory votes on executive compensation be conducted every year. The recommendation is based upon the premise that named executive officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Corporate Governance and Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by that committee in making its annual determinations. The Board of

Directors considers the Say-on-Pay vote as a direct communication vehicle with the Company's shareholders, and believes that such communication should be consistent and timely.

        As such, the Board of Directors recommends that shareholders vote for having future Say-on-Pay votes every year. Shareholders should note that they are being asked to indicate how often they want future votes to occur, and are not engaging in an up or down vote on the Board's recommendation.

        Because this vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors will take into account the views expressed by shareholders when considering how often to hold future Say-on-Pay votes. Under Section 14A, the vote may not be construed as overruling a decision by the Company or the Board of Directors, changing or implying any change in the fiduciary duties of the Company or the Board of Directors; or creating or implying any additional fiduciary duty of the Company or the Board of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

        Based solely upon the Company's review of the copies of the forms which it has received, and written representations from the Company's directors and executive officers, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a) except that a Form 3 for Mr. Carmack, and one Form 4 for each of Mr. Lapera and Mr. Talley reporting a grant of options, were not filed on a timely basis.

COSTS OF SOLICITATION

        The cost of the proxy solicitation is being borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, by officers, regular employees or directors of the Company, who will not be compensated for any such services.

        Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

FORM 10-K ANNUAL REPORT

        The Company will provide to any shareholder solicited hereby, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission, upon written request. Requests should be directed to William R. Talley, Jr., Executive Vice President, Chief Financial Officer and Chief Operating Officer, Frederick County Bancorp, Inc., P.O. Box 1100, Frederick, Maryland 21702-0100.

 SHAREHOLDER PROPOSALS

        All shareholder business proposals intended to be presented at the 2014 Annual Meeting of Shareholders must be received by the Company at the Company's principal office in writing not later than November 1, 2013 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. The Company must receive written notice of any shareholder proposal or nomination to be acted upon at the next annual meeting, for which inclusion in the Company's proxy materials is not sought, not less than 30 days or more than 60 days prior to the 2014 Annual Meeting of Shareholders, which is currently expected to be held on or about April 22, 2014.

 OTHER BUSINESS

        The Board of Directors knows of no matters to be presented for action at the meeting other than those mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their best judgment.

By Order of the Board of Directors
FREDERICK COUNTY BANCORP, INC.
/s/ RAYMOND RAEDY Raymond Raedy Chairman of the Board & Secretary
Frederick, Maryland March 1, 2013

REVOCABLE PROXY

FREDERICK COUNTY BANCORP, INC.

This Proxy is solicited on behalf of the Board of Directors

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

The undersigned hereby makes, constitutes and appoints William R. Talley, Jr. and Jay M. House, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Frederick County Bancorp, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Shareholders to be held on April 23, 2013 and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR all of the nominees listed above, FOR ratification of the appointment of the independent registered public accounting firm, FOR the resolution approving the Company’s named executive officer compensation and FOR holding future advisory votes on named executive officer compensation every year.  In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the meeting or any adjournment or postponement of the meeting.

As a result of changes in the rules of the New York Stock Exchange applicable to its member brokerage firms, brokers will not vote shares on the election of directors or the non-binding advisory resolutions unless they receive instructions from the beneficial owners of the shares they hold.  If you hold your shares through a bank or broker, it is extremely important that you instruct your record holder how to vote your shares.

☐                 FOR all nominees listed below (except as noted to the contrary below)

☐                 WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:	Ellis R. Barber, Emil D. Bennett, John N. Burdette, Robert S. Carmack, J. Denham Crum, Martin S. Lapera, Kenneth G. McCombs, Farhad Memarsadeghi, Raymond Raedy.

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

The ratification of Stegman & Company as the independent registered public accounting firm for the year ended December 31, 2013.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The non-binding advisory resolution approving the compensation of executive officers

☐ FOR	☐ AGAINST	☐ ABSTAIN

The non-binding advisory vote on the frequency of advisory votes on the compensation of our executive officers.

1 Year	2 Years	3 Years	Abstain
☐	☐	☐	☐

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	(Co-holder, if any, sign above)

Important:  Please date and sign your name as addressed, and return this proxy in the enclosed envelope.  When signing as executor, administrator, trustee, guardian, etc., please give full title as such.  If the stockholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

☐ Please check box if you plan to attend the Annual Meeting.

Detach above card, sign, date and mail in postage paid envelope provided.

FREDERICK COUNTY BANCORP, INC.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Proxy Materials are available online at: http://www.cfpproxy.com/5525

QuickLinks

VOTING RIGHTS AND PROXIES
VOTING SECURITIES AND PRINCIPAL HOLDERS
PROPOSAL 1—ELECTION OF DIRECTORS
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
TRANSACTIONS WITH RELATED PARTIES
PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4—NON-BINDING ADVISORY VOTE REGARDING FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
COSTS OF SOLICITATION
FORM 10-K ANNUAL REPORT
SHAREHOLDER PROPOSALS
OTHER BUSINESS